UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2011

LoopNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52026	77-0463987
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street, Suite 4000 San Francisco, CA 94107		94107
(Address of Principal Executive Offices)		(Zip Code)

(415) 243-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in the proxy statement/prospectus dated June 6, 2011, both CoStar Group, Inc. and LoopNet, Inc. filed notification and report forms with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”), on May 31, 2011. As a result, the waiting period under the HSR Act with respect to the proposed merger between CoStar and LoopNet was scheduled to expire on June 30, 2011.

On June 30, 2011, CoStar and LoopNet received a Request for Additional Information (commonly referred to as a “second request”) from the FTC in connection with its review of the merger. The second request extends the waiting period imposed by the HSR Act until 30 days after the parties have substantially complied with the second request unless that period is extended voluntarily by the parties or terminated sooner by the FTC. The parties intend to respond promptly to the second request and expect the merger to close by the end of 2011.

Completion of the merger remains subject to LoopNet stockholder approval and the satisfaction or waiver of the other closing conditions specified in the merger agreement. As previously announced, LoopNet has scheduled a special meeting of its stockholders, to be held on July 11, 2011, to consider and vote on the merger.

Cautionary Statements Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of LoopNet and CoStar and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that LoopNet and CoStar will be unable to comply promptly with the second request; the possibility that conditions, divestitures or changes relating to the operations or assets of LoopNet and CoStar will be required to obtain required governmental clearances or approvals, including, but not limited to, clearance or approval by the FTC; the possibility that the merger does not close, including, but not limited to, due to the failure to obtain approval of LoopNet’s stockholders, or the failure to obtain governmental clearances or approvals; the risk that expected cost savings or other synergies from the merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the merger may be greater than expected; and failure to obtain any required financing on favorable terms. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in LoopNet’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and CoStar’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC, including in the “Risk Factors” section of each of these filings, and each company’s other filings with the SEC available at the SEC’s website (http://www.sec.gov). Neither LoopNet nor CoStar undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information for LoopNet Stockholders

In connection with the proposed transaction, CoStar filed a registration statement on Form S-4 with the Securities and Exchange Commission (SEC) on May 13, 2011 that included a preliminary proxy statement of LoopNet that also constituted a preliminary prospectus of CoStar. CoStar filed an amendment to the registration statement on June 3, 2011, and the SEC declared the registration statement effective on June 6, 2011. On June 7, 2011, CoStar filed a final prospectus and LoopNet filed a definitive proxy statement. Also on June 7, 2011, LoopNet began mailing the proxy statement/prospectus to LoopNet stockholders. LOOPNET STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The registration statement and proxy statement/prospectus and other documents filed with the SEC by LoopNet are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, or by directing a request by mail to LoopNet, Inc., Attn: Secretary, 185 Berry Street, Suite 4000, San Francisco, California 94107, by telephone at (415) 243-4200, or from the investor relations section of LoopNet’s website at http://www.loopnet.com.

LoopNet and CoStar and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about LoopNet’s directors and executive officers is set forth in the proxy statement for LoopNet’s 2011 annual meeting of stockholders, which was filed with the SEC on April 4, 2011. Information about CoStar’s directors and executive officers is set forth in the proxy statement for CoStar’s 2011 annual meeting of stockholders, which was filed with the SEC on April 27, 2011. Additional information regarding these persons and their interests in the merger will be included in the registration statement and proxy statement/prospectus contained therein to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LOOPNET, INC. (Registrant)

Date: July 1, 2011	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration